Exhibit 10.25
                                                                   -------------

                               First Amendment to

                                    WARRANTS

                           to Purchase Common Stock of

                               BPK Resources, Inc.
                              f/k/a Bepariko Biocom

                           Expiring on April 30, 2012

Warrant No. 2002-1

To reflect the Company's split and name change and to memorialize the prior agreements of the parties, this warrant is hereby amended as follows:

The introductory and referenced paragraphs are hereby replaced as follows:

This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, Trident Growth Fund, LP f/k/a Gemini Capital, L.P. (the "Holder") or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 300,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined) per share of $0.38, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefore are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, April 30, 2012.

     .1 "Company" shall mean BPK Resources, Inc. f/k/a Bepariko Biocom., a Nevada corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.



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     .2 "Common Stock" shall mean and include the Company's common stock, $0.001 par value  per  share,  authorized  on the date of the  original  issue of these
Warrants   and  shall  also   include   (i)  in  case  of  any   reorganization,
reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

     .3 "Exercise Price" shall mean the initial purchase price of $0.38 per share of Common Stock payable upon exercise of the Warrants, as adjusted from time to time pursuant to the provisions hereof.

All other provision not superficially modified herein are in full force and effect.



     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed in its name dated July 29, 2003.


                                            BPK Resources, Inc.


                                            /s/ Cecile Coady
                                            ----------------
                                            Cecile Coady
                                            Title: